                                                                    Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT


                                                       Date of                 Place of                Ownership
                                                    Incorporation           Incorporation                  %
                                                    -------------          ----------------            ---------
CR Minerals Corporation                               10-02-87             Colorado, U.S.A.                100
CR Kendall Corporation                                 3-24-88              Colorado, U.S.A.               100
CR Montana Corporation                                 4-23-90              Colorado, U.S.A.               100
CR Briggs Corporation                                  7-25-90              Colorado, U.S.A.               100
CR International Corporation                          10-06-93             Colorado, U.S.A.                100
Canyon Resources Africa Ltd.                           3-29-94              Colorado, U.S.A.                90
Canyon De Panama S.A.                                  4-15-94                   Panama                    100
Canyon Resources Venezuela C.A.                        8-19-94                 Venezuela                    90
Canyon Resources (Chile) S.A.                          9-06-94                   Chile                     100
Canyon Resources Tanzania Limited                      9-06-94                  Tanzania                    90
CR Brazil Corporation                                  6-07-95              Colorado, U.S.A.               100